Exhibit 99.1
N     E     W     S
R     E     L     E     A     S     E
For Immediate Release

Tekelec Announces First Quarter 2008 Results
•	Revenues of $118.2 million, up 9% Year-Over-Year,

•	Orders of $82.4 million, up 4% Year-Over-Year,

•	GAAP EPS of $0.17 per share, up 325% Year-Over-Year, and

•	Non-GAAP EPS of $0.25 per share, up 67% Year-Over-Year as reconciled below

Morrisville, N.C. May 6, 2008 — Tekelec (NASDAQ: TKLC), a leading developer of high-performance network applications for next-generation fixed, mobile and packet networks, today announced its results for the three months ended March 31, 2008.
Results from Continuing Operations
Revenue from continuing operations for the first quarter of 2008 was $118.2 million, up 9% compared to $108.8 million for the first quarter of 2007. For the first quarter of 2008, the Company had orders from continuing operations of $82.4 million, up 4% compared to $79.2 million for the first quarter of 2007. Backlog from continuing operations as of March 31, 2008 was $381.2 million, compared to $417.0 million as of December 31, 2007. Non-GAAP operating margins for the first quarter of 2008 were 22% as compared to 12% for the first quarter of 2007. Cash flows from continuing operations for the first quarter of 2008 were $38.4 million, up 59% from $24.2 million in the first quarter of 2007.
On a GAAP basis, the Company’s income from continuing operations for the first quarter of 2008 was $11.9 million, or $0.17 per diluted share, up 325% compared to income from continuing operations of $3.0 million, or $0.04 per diluted share, for the first quarter of 2007. On a non-GAAP basis, income from continuing operations for the first quarter of 2008 was $18.3 million, or $0.25 per diluted share, up 67%, compared to income from continuing operations of $10.6 million, or $0.15 per diluted share, for the first quarter of 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
Frank Plastina, president and chief executive officer of Tekelec, stated “We were pleased by our operating results for the quarter. Operating margins and cash flows from continuing operations were particularly strong. Also, we were pleased with the level of new orders we generated in the first quarter following the very strong orders received during the fourth quarter of 2007. In fact, we continued to extend our footprint worldwide by adding seven new customers during the quarter.”
Results from Discontinued Operations
The Company completed the sale of our Switching Solutions Group (“SSG”) to GENBAND Inc. (“GENBAND”) on April 21, 2007 and the results of the operations of SSG have been presented as a discontinued operation in the three months ended March 31, 2008 and 2007. During the first quarter of 2007, the Company recorded a loss of $53.5 million, net of tax, or $0.76 per diluted share related to the operations and sale of SSG. In the first quarter of 2008, the Company recorded net income of $1.6
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

million, net of tax, or $0.02 per diluted share related to our settlement of lease obligations associated with SSG at an amount that was less than previously estimated.
Consolidated Results
On a GAAP basis, the Company generated net income of $13.5 million or $0.19 per diluted share on a consolidated basis for the three months ended March 31, 2008 compared to net a loss on a consolidated basis for the three months ended March 31, 2007 of $50.5 million, or $0.72 loss per diluted share.
Balance Sheet Results
At March 31, 2008, the Company held $119.5 million of Student Loan Auction Rate Securities (“SLARS”) valued at fair value in accordance with FAS 115 and 157. As a result of the valuation, the Company recorded a decline in value of $4.5 million ($2.7 million net of tax) in the quarter ended March 31, 2008. This decline in fair value is considered to be temporary and accordingly, the write-down was recorded in accumulated other comprehensive income within shareholders’ equity.
The Company reclassified these SLARS at March 31, 2008 from short-term to long-term investments because of the uncertainty as to when liquidity will return to the student loan auction rate market. Accordingly, Tekelec’s consolidated cash, cash equivalents and short-term investments at March 31, 2008 totaled $316.5 million, down from $419.5 million at December 31, 2007. Short-term deferred revenues were $175.9 million at March 31, 2008, up from $166.3 million at December 31, 2007.
Stock Repurchase Program
As previously announced in March 2008, Tekelec’s Board of Directors approved a stock repurchase program utilizing a Rule 10b5-1 plan that authorizes the Company to repurchase up to $50 million of the Company’s common stock. The timing, duration and actual number of shares repurchased will depend on a variety of factors including price, regulatory requirements and other market conditions. The Company may terminate the repurchase program at any time. As of April 30, 2008, the Company had repurchased approximately 2.6 million shares at a total cost of approximately $33.7 million.
Conference Call
Tekelec has scheduled a conference call for Tuesday, May 6, 2008, for management to discuss first quarter 2008 results. The Company also plans to provide on its web site immediately prior to the call non-GAAP numbers (including GAAP reconciliations) for the first quarter and to discuss during this call certain forward looking information concerning the Company’s prospects for 2008.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Tuesday, May 6, 2008, at 8:00 a.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. on May 6th and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #44213630.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, acquisition-related charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the resulting non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to determine incentive compensation and evaluate key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2007 Form 10-K and its other filings with the Securities and Exchange Commission, the impact of the liquidity crisis in the United States credit markets, valuation of Student Loan Auction Rate Securities, the timeliness and functional competitiveness of our product releases, our ability to maintain OEM, partner, and vendor support and supply relationships, changes in the market price of the Company’s common stock and reductions in telecommunications carrier capital spending. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec leverages its global leadership in core multimedia session control and network intelligence to ensure scalable, secure and highly available communications. The Company’s leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Corporate headquarters are located near Research Triangle Park in Morrisville, N.C., U.S.A., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
###
Tekelec Investor Contact:
Joanne Latham
Director of Corporate Communications
Joanne.Latham@tekelec.com
+1 919.653.9655

Q1 2008 Results
TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2008	2007

	(Thousands, except per share data)

Revenues	$118,243	$108,793
Cost of sales:
Cost of goods sold	39,946	51,902
Amortization of purchased technology	587	587

Total cost of sales	40,533	52,489

Gross profit	77,710	56,304

Operating expenses:
Research and development	24,408	22,207
Sales and marketing	18,204	18,665
General and administrative	14,257	13,032
Acquired in-process research and development	2,690	—
Restructuring and other	(50)	—
Amortization of intangible assets	109	46

Total operating expenses	59,618	53,950

Income from operations	18,092	2,354

Other income (expense), net:
Interest income	3,281	3,940
Interest expense	(1,132)	(895)
Gain (loss) on sale of investments	(2)	138
Other, net	(516)	(726)

Total other income, net	1,631	2,457

Income from continuing operations before provision for income taxes	19,723	4,811
Provision for income taxes	7,860	1,811

Income from continuing operations	11,863	3,000
Income (loss) from discontinued operations, net of taxes	1,618	(53,472)

Net income (loss)	$13,481	$(50,472)

Earnings per share from continuing operations:
Basic	$0.18	$0.04
Diluted	0.17	0.04

Earnings (loss) per share from discontinued operations:
Basic	$0.02	$(0.78)
Diluted	0.02	(0.76)

Earnings (loss) per share:
Basic	$0.20	$(0.73)
Diluted	0.19	(0.72)

Weighted average number of shares outstanding-continuing operations:
Basic	67,517	68,914
Diluted	74,199	70,248

Weighted average number of shares outstanding:
Basic	67,517	68,914
Diluted	74,199	70,248

Q1 2008 Results
TEKELEC
UNAUDITED NON-GAAP(1) STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS

	Three Months Ended March 31,
	2008	2007

	(Thousands, except per share data)

Revenues	$118,243	$108,793
Cost of sales:
Cost of goods sold	39,575	46,383

Gross profit	78,668	62,410

Research and development	23,599	21,193
Sales and marketing	17,457	17,648
General and administrative	11,789	10,177

Total operating expenses	52,845	49,018

Income from operations	25,823	13,392
Interest and other income, net	1,631	2,457

Income from continuing operations before provision for income taxes	27,454	15,849
Provision for income taxes (2)	9,197	5,246

Net income from continuing operations	$18,257	$10,603

Earnings per share:
Basic	$0.27	$0.15
Diluted	0.25	0.15

Earnings per share weighted average number of shares outstanding:
Basic	67,517	68,914
Diluted	74,199	76,609
Notes to Unaudited Non-GAAP Statements of Operations for Continuing Operations:
(1) Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.
(2) The above Non-GAAP Statements of Operations assume effective income tax rates of 33.5% and 33% for the three months ended March 31, 2008 and 2007, respectively.

Q1 2008 Results
TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$252,710	$105,550
Short-term investments, at fair value	63,749	313,922

Total cash, cash equivalents and short-term investments	316,459	419,472
Accounts receivable, net	130,037	147,092
Inventories	21,842	20,543
Income taxes receivable	24,199	28,361
Deferred income taxes	28,093	18,793
Deferred costs and prepaid commissions	51,872	57,203
Prepaid expenses and other current assets	11,126	14,726

Total current assets	583,628	706,190
Long-term investments, at fair value	119,487	—
Property and equipment, net	31,243	32,510
Investments in privately-held companies	18,553	18,553
Deferred income taxes, net	69,805	83,418
Other assets	1,350	1,320
Goodwill	22,951	22,951
Intangible assets, net	16,252	16,948

Total assets	$863,269	$881,890

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,052	$45,388
Accrued expenses	30,796	21,259
Accrued compensation and related expenses	27,289	40,234
Current portion of deferred revenues	175,856	166,274
Convertible debt	125,000	125,000
Liabilities associated with SSG	2,388	5,767

Total current liabilities	382,381	403,922

Deferred income taxes	1,248	1,295
Long-term portion of deferred revenues	9,871	8,917
Other long-term liabilities	6,038	6,569

Total liabilities	399,538	420,703

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 66,597,656 and 67,479,916 shares issued and outstanding, respectively	310,203	319,761
Retained earnings	152,860	139,379
Accumulated other comprehensive income	668	2,047

Total shareholders’ equity	463,731	461,187

Total liabilities and shareholders’ equity	$863,269	$881,890

Q1 2008 Results
TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months ended March 31,
	2008	2007
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$13,481	$(50,472)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	(1,618)	53,472
Loss (gain) on sale of investments	2	(138)
Provision for doubtful accounts and returns	416	92
Inventory write downs	1,403	1,693
Depreciation	4,137	4,565
Amortization of intangibles	696	633
Amortization, other	327	753
Acquired in-process research and development	2,690	—
Deferred income taxes	5,182	—
Stock-based compensation	3,128	7,650
Excess tax benefits from stock-based compensation	(317)	(1,482)
Changes in operating assets and liabilities, net of business disposal:
Accounts receivable	16,169	33,888
Inventories	(3,420)	1,252
Deferred costs	5,331	13,217
Prepaid expenses and other current assets	2,820	(3,214)
Accounts payable	(24,062)	(1,867)
Accrued expenses	9,568	(9,686)
Accrued compensation and related expenses	(12,729)	(12,771)
Deferred revenues	11,599	(22,600)
Income taxes payable/receivable	3,631	9,222

Total adjustments	24,953	74,679

Net cash provided by operating activities — continuing operations	38,434	24,207
Net cash used in operating activities — discontinued operations	(889)	(3,708)

Net cash provided by operating activities	37,545	20,499

Cash flows from investing activities:
Proceeds from sales and maturities of investments	710,823	141,034
Purchases of investments	(584,524)	(170,299)
Purchases of property and equipment	(1,834)	(4,106)
Payments related to acquired in-process research and development	(2,690)	—
Other non-operating assets	(38)	76

Net cash provided by (used in) investing activities — continuing operations	121,737	(33,295)
Net cash provided by investing activities — discontinued operations	—	346

Net cash provided by (used in) investing activities	121,737	(32,949)

Cash flows from financing activities:
Payments for repurchase of common stock	(13,444)	—
Proceeds from issuance of common stock	758	8,337
Excess tax benefits from stock-based compensation	317	1,482

Net cash provided by (used in) financing activities	(12,369)	9,819

Effect of exchange rate changes on cash	247	183

Net change in cash and cash equivalents	147,160	(2,448)
Cash and cash equivalents, beginning of period	105,550	45,329

Cash and cash equivalents, end of period	252,710	42,881
Less cash and cash equivalents of discontinued operations	—	1,255

Cash and cash equivalents of continuing operations at end of period	$252,710	$41,626

Q1 2008 Results
TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2008
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$118,243	$—		$118,243
Cost of sales:
Cost of goods sold	39,946	(371	)(1)	39,575
Amortization of purchased technology	587	(587	)(2)	—

Total cost of sales	40,533	(958)		39,575

Gross profit	77,710	958		78,668

Operating Expenses:
Research and development	24,408	(662	)(1)	23,599
		(147	)(3)
Sales and marketing	18,204	(747	)(1)	17,457
General and administrative	14,257	(1,568	)(1)	11,789
		(900	)(4)
Acquired in-process research and development	2,690	(2,690	)(5)	—
Restructuring and other	(50)	(170	)(6)	—
		220	(1),(6)
Amortization of intangible assets	109	(109	)(2)	—

Total operating expenses	59,618	(6,773)		52,845

Income from operations	18,092	7,731		25,823

Interest and other income, net	1,631	—		1,631

Income from continuing operations before provision for income taxes	19,723	7,731		27,454

Provision for income taxes	7,860	1,337	(7)	9,197

Income from continuing operations	11,863	6,394		18,257

Income from discontinued operations, net of taxes	1,618	(1,618	)(8)	—

Net income	$13,481	$4,776		$18,257

Earnings per share from continuing operations:
Basic	$0.18			$0.27
Diluted (9)	0.17			0.25

Earnings per share:
Basic	$0.20			$0.27
Diluted (9)	0.19			0.25

Weighted average number of shares outstanding:
Basic	67,517			67,517
Diluted (9)	74,199			74,199
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(2) The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Steleus and iptelorg.
(3) The adjustment represents consideration payable to the former Estacado employees that is contingent upon their continued employment by Tekelec.
(4) The adjustment represents an arbitration judgment and associated legal fees in favor of our former President and CEO, Fred Lax.
(5) The adjustment represents acquired in-process research and development related to the Estacado purchase.
(6) The adjustment represents the elimination of costs incurred during 2008 related to our initiating a plan to centralize certain functions in our EAAA region and changes in estimates related to our 2007 realignment activities.
(7) The adjustment represents the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our Non-GAAP effective tax rate of 33.5%.
(8) The adjustment represents the elimination of our discontinued operations.
(9) For the three months ended March 31, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.

Q1 2008 Results
TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2007
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$108,793	$—		$108,793
Cost of sales:
Cost of goods sold	51,902	(519	)(1)	46,383
		(5,000	)(2)	—
Amortization of purchased technology	587	(587	)(3)	—

Total cost of sales	52,489	(6,106)		46,383

Gross profit	56,304	6,106		62,410

Operating Expenses:
Research and development	22,207	(1,014	)(1)	21,193
Sales and marketing	18,665	(1,017	)(1)	17,648
General and administrative	13,032	(2,186	)(1)	10,177
		(669	)(4)
Amortization of intangible assets	46	(46	)(3)	—

Total operating expenses	53,950	(4,932)		49,018

Income from operations	2,354	11,038		13,392

Interest and other income, net	2,457			2,457

Income from continuing operations before provision for income taxes	4,811	11,038		15,849

Provision for income taxes	1,811	3,435	(5)	5,246

Income from continuing operations	3,000	7,603		10,603

Loss from discontinued operations, net of taxes	(53,472)	53,472	(6)	—

Net income (loss)	$(50,472)	$61,075		$10,603

Earnings per share from continuing operations:
Basic	$0.04			$0.15
Diluted (7)	0.04			0.15

Earnings (loss) per share:
Basic	$(0.73)			$0.15
Diluted (7)	(0.72)			0.15

Weighted average number of shares outstanding:
Basic	68,914			68,914
Diluted (7)	70,248			76,609
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(2) The adjustments represent the charge associated with product credits issued to Bouygues Telecom, S.A. as part of our settlement of the Bouygues litigation.
(3) The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Steleus and iptelorg.
(4) The adjustment represents legal expenses incurred to settle the Bouygues litigation.
(5) The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate of 33%.
(6) The adjustment represents the elimination of the results of our discontinued operations.
(7) For the three months ended March 31, 2007, the calculations of diluted earnings per share related to GAAP continuing operations exclude the potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method. The calculation of diluted earnings per share related to Non-GAAP continuing operations includes the potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.